Exhibit 5.1

August 9, 2021

OpGen, Inc. 9717 Key West Avenue, Suite 100 Suite 100 Rockville, Maryland 20850

RE: OpGen, Inc. Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to OpGen, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 9, 2021, with respect to the registration of $150,000,000 of (a) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) one or more series of preferred stock, par value $0.01 per share (the “Preferred Stock”), (c) warrants to purchase the Company’s common stock or preferred stock (the “Warrants”), and (d) units that relate to or are comprised of any of the foregoing securities (the “Units,” and collectively with the Common Stock, Preferred Stock, and Warrants, the “Securities”).

The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the operative documents pursuant to which such Securities are to be sold and will file any applicable amendment to the Registration Statement or Current Report on Form 8-K (which may include as an exhibit an update to this opinion) or prospectus supplement as are necessary or appropriate by reason of the terms of the sale of such Securities.

We have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company together with all amendments thereto (the “Certificate”); (ii) the Certificate of Correction to the Amended and Restated Certificate of Incorporation; (iii) the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock; (iv) the Amended and Restated Bylaws of the Company, as amended; (v) the Registration Statement and the exhibits thereto; (vi) the prospectus contained within the Registration Statement; (vii) such other corporate records, agreements, documents and instruments; and (viii) such certificates or comparable documents of public officials and other sources, believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company will have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement and (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto.

Based upon and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

(1)       Assuming that the issuance and terms of any Common Stock and the terms of the offering thereof have been duly authorized by all necessary corporate action, including, without limitation, the filing of an amendment to the Certificate to increase the authorized number of shares of Common Stock, when (i) the Company has received the consideration therefor specified in any applicable underwriting agreement, purchase agreement or related sales agreement approved by the Company’s board of directors or any authorized committee thereof, and (ii) the consideration for such Common Stock is at least equal to the aggregate par value of such Common Stock, such Common Stock will be validly issued, fully paid and non-assessable.

(2)       Assuming that the designation, issuance and terms of any Preferred Stock and the terms of the offering thereof have been duly authorized by all necessary corporate action, including, without limitation, the designation of a series of Preferred Stock in accordance with the Certificate and the filing of an amendment to the Certificate so designating such series has been made with the Delaware Secretary of State, when (i) the Company has received the consideration therefor specified in any applicable underwriting agreement, purchase agreement or related sales agreement approved by the Company’s board of directors or any authorized committee thereof, and (ii) the consideration for such Preferred Stock is at least equal to the aggregate par value of such Preferred Stock, such Preferred Stock will be validly issued, fully paid and non-assessable.

(3)       Assuming that the issuance and terms of any Warrants and the securities underlying such warrants and the terms of the offering thereof have been duly authorized by all necessary corporate action, when the Company has received the consideration therefor specified in any applicable underwriting agreement, purchase agreement or related sales agreement approved by the Company’s board of directors or any authorized committee thereof, such Warrants will constitute valid and legally binding obligations of the Company.

(4)       Assuming that the issuance and terms of any Units and the securities comprising such Units the terms of the offering thereof have been duly authorized by all necessary corporation action, when the Company has received the consideration therefor specified in any applicable underwriting agreement, purchase agreement or related sales agreement approved by the Company’s board of directors or any authorized committee thereof, such Units will constitute valid and legally binding obligations of the Company.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Delaware.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction. This opinion is given as of its date. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of this firm’s name therein and in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Sincerely yours,

/s/ Ballard Spahr LLP